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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Empire District Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE EMPIRE DISTRICT ELECTRIC COMPANY

602 S. Joplin Avenue
Joplin, Missouri 64801

March 18, 2016

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m. CDT, on Thursday, April 28, 2016, at the Joplin Convention Center, 3535 Hammons Blvd., Joplin, Missouri.

        At the meeting, stockholders will be asked to:

  •
  Elect three persons to our Board of Directors for three-year terms,

  •
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and

  •
  Vote upon a non-binding advisory proposal to approve the compensation of our named executive officers.

        Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        At the meeting, if you desire to vote in person, you may withdraw the proxy.

Sincerely,
Bradley P. Beecher President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY

602 S. Joplin Avenue
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

        Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 28th of April, 2016, at 10:30 a.m., CDT, at the Joplin Convention Center, 3535 Hammons Blvd., Joplin, Missouri, for the following purposes:

  1.
  To elect three persons named in the accompanying proxy statement as Directors for terms of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2016.

  3.
  To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

  4.
  To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

        Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

        This year, we are once again pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2015 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2016 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 S. Joplin Avenue, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

        Stockholders are requested, regardless of the number of shares of stock owned, to either vote the proxy through the Internet or by telephone or sign and date the proxy and mail it promptly in the envelope provided, to which no postage need be affixed if mailed in the United States. A stockholder who plans to attend the meeting in person may withdraw the proxy and vote at the meeting.

        Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Joplin, Missouri
Dated: March 18, 2016

Dale W. Harrington Secretary

PROXY STATEMENT

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 28, 2016

1. GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, hereinafter referred to as Empire, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 28, 2016, and at any and all adjournments of the meeting.

        A form of proxy is available for execution by stockholders. The proxy reflects the number of shares registered in a stockholder's name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

        A copy of our Annual Report for the year ended December 31, 2015 has been mailed or made available electronically to each stockholder of record for the meeting. You are urged to read the entire Annual Report.

        The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 18, 2016, will be made by use of the mails, telephone, Internet and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

        March 1, 2016 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 43,737,418 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

        The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. For the ratification of the appointment of Empire's independent registered public accounting firm, the vote of a majority of the shares voted on such matter, assuming a quorum is present, shall be the act of the stockholders on such matter.

        With respect to the non-binding advisory proposal to approve the compensation of our named executive officers, the votes that stockholders cast "for" must exceed the votes that stockholders cast "against" to approve this advisory vote. However, because your votes are advisory on this proposal, they will not be binding.

        A stockholder voting for the election of directors may withhold authority to vote for all or certain director nominees. A stockholder may also abstain from voting on any of the other proposals. Votes withheld from the election of any nominee for director, abstentions from any other proposal and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. With respect to shares allocated to a participant's account under our 401(k) Plan and ESOP, such participant may direct the trustee of the plan, as indicated on the proxy card, on how to vote the shares allocated to such participant's account. If no direction is given with respect to the shares allocated to a participant's account under the plan, the trustee will vote such shares in the same proportion as the shares for which directions were received from other participants in the plan.

        A "broker non-vote" occurs if a broker or other nominee who is entitled to vote shares on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange ("NYSE"), brokers may vote a client's proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client's proxy without voting instructions on "non-discretionary" items. The ratification of Empire's independent registered public accounting firm is considered a "discretionary" item. However, the election of directors is a "non-discretionary" item and brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. The non-binding advisory proposal with respect to executive compensation is also a "non-discretionary" item and brokers may not vote your shares without your instructions on this item. Please return your proxy card so your vote can be counted.

2. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        The Board of Directors currently consists of ten members and is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are required to retire at the next Annual Meeting of Stockholders after reaching the retirement age of 73 and, except as otherwise determined by the Board of Directors, no Director shall be nominated as a candidate for election to the Board of Directors after reaching age 73, or if such Director was an officer of the Company who has been retired from the Company three or more years prior to the date of the next Annual Meeting of Stockholders.

        During 2015, the Board of Directors held four regular meetings and five special meetings. At these meetings, the Board, directly and as delegated to various committees, considered a wide variety of matters involving, among other things:

•

Strategic planning

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New generation projects

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The Company's financial condition and results of operations

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Financings

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Capital and operating budgets

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Regulatory proceedings

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Environmental stewardship

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Safety and health

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Personnel matters

•

Succession planning

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Risk management, including cyber security

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Industry issues

•

Accounting practices and disclosure

•

Corporate governance practices

•

Director and officer compensation

        All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served. The members of the Board of Directors conduct an annual self-evaluation to determine whether the Board and its committees are functioning effectively.

        Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Ross C. Hartley, Herbert J. Schmidt and C. James Sullivan, all of whom are current members of the Board of Directors, as Class II Directors. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

Information about Nominees and Directors

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. The Nominating/Corporate Governance Committee begins the director search process by identifying specific experience, qualifications, attributes or skills they believe to be the most beneficial in enabling the Board of Directors to satisfy its responsibilities effectively in light of our business and structure. These have included financial expertise, capital markets experience, environmental and regulatory experience, utility leadership experience and service-area business experience. A third-party search firm is sometimes paid a fee to assist in the process of identifying and evaluating candidates that have the experience, qualifications, attributes and skills to match the search criteria. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment.

        The name, age, principal occupation for the last five years, period of service as a Director of Empire, other directorships of each Director and the qualifications of each Director are set forth below. In addition, included in the information below, is a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director of Empire in light of our business and structure. See "—Director Nomination Process" below for more information on the selection of director nominees.

Nominees for Director

CLASS II DIRECTORS
Nominated Term Expiring at the 2019 Annual Meeting

        Ross C. Hartley, age 68, joined our Board of Directors in 1988. Mr. Hartley is a private investor. He is also the Co-Founder and has been a Director of NIC Inc., an investor-owned company that is a leader in providing e-government solutions for federal, state and local governments since 1991. Mr. Hartley was a long-time leader in the independent insurance business in our tri-state area and has varied experience on both public and private boards including significant experience serving on Finance and Audit Committees. Mr. Hartley is a successful entrepreneur and is valued by the Board of Directors for his business acumen and experience gained from 28 years of service as a Director.

        Herbert J. Schmidt, age 60, joined our Board of Directors in 2010. Mr. Schmidt served as the Executive Vice President of Con-way Inc. and President of Con-way Truckload (trucking services) from 2007 to 2012. Prior to the merger of Contract Freighters, Inc. ("CFI") with Con-way Inc. in 2007, Mr. Schmidt held positions at CFI of President and Chief Executive Officer ("CEO") from 2005 to 2007 and President from 2000 to 2005. Prior to his becoming President and CEO in 2005, he was employed in a series of progressively more responsible positions at CFI where he gained extensive knowledge in risk management, safety, insurance, benefits, security, and compliance. Mr. Schmidt also serves as a Director of Covenant Transportation Group. Mr. Schmidt, a long-time, service-area resident and businessman, has demonstrated exceptional management ability, community involvement and leadership, and his knowledge of Empire's service area, customers and stockholders brings valuable insight to the Board of Directors.

        C. James Sullivan, age 69, joined our Board of Directors in 2010. Mr. Sullivan has served as Principal of Sullivan Group LLC (utility and energy consulting) since 2008. He served as President of the Alabama Public Service Commission (the public utility regulator in Alabama) from 1983 to 2008 and has been active in the National Association of Regulatory Utility Commissioners ("NARUC") serving in various capacities including President from 1998-1999. He served as a member of the University of Chicago Board of Governors which administers the Argonne National Laboratory for the Department of Energy. He is also a member of the Alabama State Bar. Mr. Sullivan's diverse experience and vast knowledge of utility issues brings to the Board of Directors critical insight into utility regulation, the regulatory process and the challenges facing the utility industry.

The Board of Directors unanimously recommends that you vote FOR each nominee.

Members of the Board of Directors Continuing in Office

CLASS III DIRECTORS
Term Expiring at the 2017Annual Meeting

        Kenneth R. Allen, age 58, joined our Board of Directors in 2005. Mr. Allen served as Vice President, Finance and Chief Financial Officer of Texas Industries, Inc. (cement, aggregate and concrete products firm) from 2008 to 2014 and was the Vice President, Treasurer and Director of Investor Relations from 1996 to 2008. Mr. Allen also worked as an economist and an analyst for an electric industry consultant early in his career which gives him additional insight into some of the challenges facing the industry. Mr. Allen has significant financial, capital markets, and investor relations experience with a small-cap, NYSE listed company in a highly capital and energy intensive industry. He also has considerable experience developing incentive compensation plans. Mr. Allen has been designated an Audit Committee Financial Expert.

        Bradley P. Beecher, age 50, joined our Board of Directors in 2011. Mr. Beecher, a professional engineer, has served as President and CEO of Empire since June 1, 2011. Mr. Beecher has also held the offices at Empire of Executive Vice President, Executive Vice President and Chief Operating Officer—Electric, Vice President—Energy Supply, Director of Strategic Planning as well as other operational and management positions during his career. His engineering background combined with 26 years of broad-based electric industry experience and proven leadership skills position him well to serve as a Director and leader of the Company.

        Thomas M. Ohlmacher, age 64, joined our Board of Directors in 2011. Mr. Ohlmacher served as President and Chief Operating Officer, Non-regulated Energy of Black Hills Corporation from 2002 to 2011. He began his utility career with Black Hills Corporation (diversified energy company) in 1974 as a Performance Engineer and held various operational, strategic planning, and managerial positions. Mr. Ohlmacher's experience includes the construction and operation of conventional coal and natural gas-fired generation and the integration of renewable wind, solar and hydro generation. He brings to the Board of Directors a wealth of industry and technical knowledge, as well as considerable insight into the leadership and business strategy of a public utility company.

CLASS I DIRECTORS
Term Expiring at the 2018 Annual Meeting

        D. Randy Laney, age 61, joined our Board of Directors in 2003 and has served as the Non-Executive Vice Chairman of the Board from 2008 to 2009 and Non-Executive Chairman of the Board since April 23, 2009. Mr. Laney, semi-retired since 2008, has held numerous senior level positions with both public and private companies during his career, including 23 years with Wal-Mart Stores, Inc. in various executive positions including Vice President of Finance, Benefits and Risk Management and Vice President of Finance and Treasurer. In addition, Mr. Laney has provided strategic advisory services to both private and public companies and served on numerous profit and non-profit boards. Mr. Laney brings significant management and capital markets experience, and strategic and operational understanding to his position as Chairman of the Board.

        Bonnie C. Lind, age 57, joined our Board of Directors in 2009. Ms. Lind has served as Senior Vice President, Chief Financial Officer and Treasurer, of Neenah Paper Inc. (global manufacturer of premium performance based papers) since 2004. Prior to the spin-off of Neenah Paper from Kimberly-Clark Corporation in 2004, she held various financial and strategic management positions at Kimberly-Clark from 1982 to 2003, most recently as the Assistant Treasurer from 1999 to 2003. Ms. Lind also became a Director of Federal Signal Corporation effective February 20, 2014. Ms. Lind has significant financial, capital markets and banking experience in a cyclical industry which consumes large quantities of energy and is affected by energy prices. Her financial, capital markets and banking experience in a small-cap, NYSE listed company brings to the Board and the Audit Committee a wealth of knowledge in dealing with financial and accounting matters in a comparable public company. Ms. Lind has been designated an Audit Committee Financial Expert.

        B. Thomas Mueller, age 68, joined our Board of Directors in 2003. Mr. Mueller is the Founder and has served as the President and CEO since 1987 of SALOV North America Corporation, a U.S. subsidiary of an Italian multi-national group that imports and markets Filippo Berio olive oil throughout the U.S. As a Certified Public Accountant and an attorney, Mr. Mueller was formerly an international tax partner with KPMG Peat Marwick. His leadership skills and accounting and finance experience, as well as his experience with complex global financial issues, make him a skilled advisor with the knowledge necessary to serve on our Audit Committee. Mr. Mueller has been designated an Audit Committee Financial Expert.

        Dr. Paul R. Portney, age 70, joined our Board of Directors in 2009. Dr. Portney served as Dean of the Eller College of Management at the University of Arizona from 2005 to 2010, where he continued as a professor, teaching such courses as "Energy, Environment and Business Strategy" until his retirement in May 2014. Dr. Portney has been at the center of public environmental policy for three decades. At Resources for the Future, where he worked from 1972-2005 and was President and CEO from 1995 to 2005, he conducted research on environmental protection and regulation, natural resources policy, federal energy policy, air pollution, health and safety regulation, and provision of public goods. Dr. Portney is author and co-author of ten books, including Public Policies for Environmental Protection. The Board of Directors values his deep knowledge of environmental policy and the environmental challenges and regulation facing our industry.

Director Independence

        The Board of Directors has adopted the following standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the "NYSE") Listed Company Manual:

  1.
  A Director shall not fail to meet any of the independence tests set forth in Section 303A.02 of the NYSE Listed Company Manual or any successor provisions thereto.

  2.
  The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

  a.
  If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

  b.
  If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

  c.
  If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

  d.
  If a Director (or any family member of a Director) receives benefits payments under Empire's Retirement Plan or Empire's Supplemental Executive Retirement Plan.

  e.
  If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

        The Board of Directors has determined that each of the following meet the independence standards adopted above: Kenneth R. Allen, Ross C. Hartley, D. Randy Laney, Bonnie C. Lind, B. Thomas Mueller, Thomas M. Ohlmacher, Paul R. Portney, Herbert J. Schmidt, and C. James Sullivan. The Board of Directors has determined that Bradley P. Beecher does not meet the independence standards adopted above.

Executive Sessions

        The terms of our Corporate Governance Guidelines provide that Directors will meet in two separate executive sessions chaired by the Chairman of the Board, as follows: (1) all of the Directors will meet in executive session and (2) all of the independent Directors will meet in executive session. Such is the practice at each Board meeting. With the exception of Mr. Beecher, all of the Directors of Empire are independent Directors.

Board Leadership Structure

        The positions of Chairman of the Board and CEO have been held by separate individuals since 2002 in recognition of the differences between the two roles. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman works with the CEO and other Board members to provide strong, independent oversight of our management and corporate affairs. The Chairman approves Board meeting agendas and presides over meetings of the full Board.

Risk Oversight

        Our Board of Directors is responsible for the oversight of management's responsibility to assess and manage our major financial and other risk exposures, including, but not limited to, operational, legal, regulatory, business, financial, commodity, strategic, environmental, credit, liquidity, and reputational risks. The Board reviews with management the categories of risk we face, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. In addition, the Board reviews management's implementation of its risk practices, policies and procedures to assess whether they are being followed and are effective. As part of this oversight role, the Board participates in a bi-annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for risk management activities, various committees of the Board also have responsibility for the oversight of risk management. In particular, the Audit

Committee focuses on financial risk, including counterparty credit risk, internal controls, and receives risk assessment reports from our internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Security and Strategic Projects Committee works with management to oversee physical assets and cyber systems, assets and controls, utility capital projects and operational issues of strategic importance.

        The Risk Oversight Committee assists the Board in fulfilling its responsibility to oversee our risk management activities. The members of the Risk Oversight Committee consist of the Chairman of the Board as well as the Chairperson of each of the Audit, Compensation, Nominating/Corporate Governance and Security and Strategic Projects Committees.

Director Compensation Governance

        The Board of Directors has adopted a minimum stock ownership guidelines policy effective January 1, 2015. The policy requires that each non-employee Director attain ownership in shares of our common stock in an amount equal to three (3) times their current annual cash retainer. This amount may be satisfied by the total amount of shares owned directly or indirectly (e.g., spouse or trust accounts), or by time-vested restricted stock, stock units or phantom stock. During the attainment period, each non-employee Director must retain 100% of his or her annual stock retainer (after tax) granted on or after January 1, 2015, until such time that he or she is in compliance with his or her ownership requirement. Each of our Directors satisfies our stock ownership requirements as of March 1, 2016. A similar policy is also applicable to the President and CEO (see "Compensation Discussion and Analysis—Executive Officer Compensation Governance" below).

        In addition to the stock ownership guidelines policy described above, an anti-hedging policy has been adopted by the Board of Directors. This policy, also effective January 1, 2015, prohibits Directors from directly or indirectly engaging in hedging against future declines in market value of our securities through the purchase of financial instruments designed to offset such risk. This anti-hedging policy is also applicable to our executive officers.

Committees of the Board of Directors

Audit Committee

        We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act").

        In accordance with its written charter, the Audit Committee assists the Board in its oversight of:

  •
  The integrity of our financial statements,

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  Our compliance with legal and regulatory requirements,

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  The Independent Registered Public Accounting Firm's qualification and independence, and

  •
  The performance of our internal audit function and independent auditors.

        In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held eight meetings during 2015. The members of the Audit Committee are Ms. Lind and Messrs. Allen, Hartley and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the "SEC") applicable to audit committee members) and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards). The Board has also determined that Ms. Lind and Messrs. Allen and Mueller are "audit committee financial experts" (as defined in the instructions to Item 407(d)(5)(i) of Regulation S-K). Ms. Lind began serving on the Audit Committee of Federal Signal Corporation on February 20, 2014. None of the other members of the Audit Committee serve on the Audit Committee of another public company. The report of the Audit Committee can be found below under the heading "Other Matters—Audit Committee Report."

Compensation Committee

        We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing Director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers as more fully described under "Executive Compensation—Compensation Discussion and Analysis." Also, as more fully described under "Executive Compensation—Compensation Discussion and Analysis," our CEO makes recommendations to the Compensation Committee with respect to certain aspects of executive compensation. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held three meetings during 2015. The members of our Compensation Committee are Messrs. Laney, Mueller, Ohlmacher and Portney. The Board has determined that each member of the Compensation Committee is "independent" as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading "Executive Compensation—Compensation Committee Report."

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons" below. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

        We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for:

  •
  Identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders,

  •
  Developing and recommending to the Board a set of corporate governance guidelines applicable to Empire,

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  Developing, approving and administering policies and procedures with respect to related person transactions,

  •
  Overseeing the evaluation of the Board and its committees,

  •
  Annually reviewing and recommending Board committee membership, and

  •
  Working with the Board to evaluate and/or nominate potential successors to the CEO.

        The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held four meetings in 2015. The members of the Committee are Ms. Lind and Messrs. Hartley, Laney, and Sullivan. The Board has determined that each member of the Nominating/Corporate Governance Committee is "independent" as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading "—Nominating/Corporate Governance Committee Report."

Director Nomination Process

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. In addition, the Committee takes into account the nature of and time involved in the Director's other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

        The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Corporate Secretary: The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        In order to nominate a director at the Annual Meeting, Empire's By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire's Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 50 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

        The stockholder notice must set forth the following:

  •
  As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and

  •
  As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire's books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

        In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

        The Nominating/Corporate Governance Committee recommended that the Board of Directors nominate Mr. Ross C. Hartley, Mr. Herbert J. Schmidt and Mr. C. James Sullivan as Class II Directors. Mr. Hartley, Mr. Schmidt and Mr. Sullivan have been nominated by the Board as Class II Directors subject to stockholder approval, for three-year terms ending at the Annual Meeting of Stockholders in 2019.

        Empire's Board of Directors operates pursuant to a set of written Corporate Governance Guidelines that set forth Empire's corporate governance philosophy and the governance policies and practices that the Board has established to assist in governing Empire and its affiliates. The Guidelines describe the Board membership criteria and the internal policies and practices by which Empire is operated and controlled on behalf of its stockholders.

        In 2015, the Board and its committees continued to examine their processes and strengthen them as appropriate, and the Board's evaluation of Empire's corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate Empire's business operations as needed, and to make decisions that are independent of Empire's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have full access to officers and employees of Empire, and retain their own advisors as they deem appropriate.

        The Code of Business Conduct and Ethics, which is applicable to all of our Directors, officers and employees, and the Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. We also have a separate code of ethics that applies to our CEO and our senior financial officers, including our chief financial officer and our principal accounting officer. These corporate governance materials, as well as our Policy and Procedures with Respect to Related Person Transactions and other corporate governance materials are available for public viewing on our website at www.empiredistrict.com under the heading Investors, Corporate Overview, Governance Documents. Copies of these corporate governance materials are also available without charge to interested parties who request them in writing from: Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Bonnie C. Lind, Chairman
D. Randy Laney
Ross C. Hartley
C. James Sullivan

Attendance at Annual Meetings

        Empire's Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All members of Empire's Board of Directors attended the Annual Meeting of Stockholders in 2015.

B. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

        Empire is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2016. PwC was appointed by the Audit Committee of the Board of Directors on February 3, 2016, and has acted in this capacity since 1992.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Empire and its stockholders.

        Passage of the proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PwC as the independent registered public accounting firm for fiscal year ending December 31, 2016.

C. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on Proxy Card)

        We are providing our stockholders with the opportunity to cast an advisory vote on executive compensation (a "say-on-pay advisory proposal") as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program.

        At our annual meetings of stockholders held in April 2015, May 2014, April 2013, April 2012 and April 2011, a substantial majority of the votes cast on the say-on-pay advisory proposal were voted in favor of the proposal. The Compensation Committee believes this affirms the stockholders' support of our approach to executive compensation.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective is to provide a conservative, yet secure, base salary, with the opportunity to earn a higher total level of compensation under programs that link executive compensation to Company and individual performance factors. With the addition of stock ownership guidelines applicable to the President and CEO and anti-hedging and incentive compensation clawback policies applicable to all executives, we have strengthened the alignment of the interests of our executives with the interests of our shareholders.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This say-on-pay advisory proposal gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement pursuant to Item 402 of Regulation S-K, the compensation disclosure rule of the SEC. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:

        "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, including those expressed by their vote on this proposal, and will consider the outcome of this vote when making future decisions with respect to our executive compensation program.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

3. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Officers

        The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2016 by each of our executive officers named in the Summary Compensation Table, each Director, each Director nominee and our Directors and executive officers as a group.

Name	Position	Shares of Common Stock Beneficially Owned(1)
D. Randy Laney	Director, Chairman of the Board	26,892
Kenneth R. Allen	Director	23,408
Ross C. Hartley	Director	59,021
Bonnie C. Lind	Director	2,500
B. Thomas Mueller	Director	10,664
Thomas M. Ohlmacher	Director	7,802
Paul R. Portney	Director	13,471
Herbert J. Schmidt	Director	12,334
C. James Sullivan	Director	28,316
Bradley P. Beecher	President and Chief Executive Officer and Director	39,561
Laurie A. Delano	Vice President—Finance and Chief Financial Officer	15,830
Kelly S. Walters	Vice President and Chief Operating Officer-Electric	16,160
Ronald F. Gatz	Vice President and Chief Operating Officer-Gas	29,417
Blake A. Mertens	Vice President—Energy Supply and Delivery Operations	6,163
Directors and Named Executive Officers ("NEOs"), as a group		291,539

(1)
Reflects shares in which the named Director or Officer of the Company has direct or indirect voting power and transactional influence over the shares, although such individual may not hold actual title to the shares. Does not include deferred stock units granted under our Stock Unit Plan for Directors or restricted stock granted under our Stock Incentive Plan. No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

        As described above under "—Director Compensation Governance", the Board of Directors adopted a Stock Ownership Guidelines Policy effective January 1, 2015. Under the terms of this policy, non-employee Directors may satisfy the ownership guidelines by means of common stock that is directly or indirectly owned and deferred stock units granted under our Stock Unit Plan for Directors. For non-employee Directors, the guideline multiple is equal to three (3) times their current annual cash retainer. The shares listed for each non-employee Director in the table above are directly or indirectly owned by the Director and do not include deferred stock unit grants. At March 1, 2016, the number of deferred stock units granted to each non-employee Director under our Stock Unit Plan for Directors is as follows: Mr. Laney, 12,958; Mr. Allen, 17,229; Mr. Hartley, 34,537; Ms. Lind, 21,667; Mr. Mueller, 35,153; Mr. Ohlmacher, 14,549; Mr. Portney, 7,591; Mr. Schmidt, 7,591; and Mr. Sullivan, 7,591. When deferred stock unit grants are considered in addition to the beneficially owned shares listed above, each of our Directors satisfies our stock ownership requirements as of March 1, 2016.

        Under the terms of the Stock Ownership Guidelines Policy, the guideline multiple for the President and CEO is equal to three (3) times his current base salary (see "Compensation Discussion and Analysis—Executive Officer Compensation Governance" below). Mr. Beecher's total shares satisfying ownership guidelines includes shares beneficially owned as listed in the table above, plus non-vested shares of time-vested restricted stock (which at March 1, 2016, totaled 25,600 shares) granted under our Stock Incentive Plan. When such non-vested shares of time-vested restricted stock are considered in addition to the beneficially owned shares listed above, the total of which is valued under the terms of the Stock Ownership Guidelines Policy using the closing stock price on December 31, 2015, Mr. Beecher has met 100% of his share ownership requirement as of March 1, 2016.

Other Stock Ownership

        The following table reflects the holdings of those known to us to own beneficially more than 5% of our common stock as of March 1, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,367,376	(1)	7.69%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,442,420	(2)	5.60%

(1)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group on February 11, 2016. The Vanguard Group has sole voting power with respect to 58,990 shares, sole dispositive power with respect to 3,309,286 shares, shared voting power with respect to 5,000 shares, and shared dispositive power with respect to 58,090 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 53,090 shares or 0.12% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,900 shares or 0.02% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(2)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on January 26, 2016. BlackRock, Inc. has sole voting power with respect to 2,330,064 shares and dispositive power with respect to 2,442,420 shares.

4. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The compensation program for executive officers is designed to provide a conservative yet competitive compensation package that will enable us to attract and retain highly talented individuals for key positions, promote the accomplishment of our performance objectives, and achieve Company results beneficial to our stockholders, customers, employees and other stakeholders. The program is administered by our Compensation Committee ("Committee") which is composed entirely of non-employee, independent directors who are appointed by and serve at the sole discretion of the Board of Directors. The overarching objective of the Committee is to provide a conservative, yet secure, base salary, with the opportunity to earn a higher level of total compensation under cash and equity incentive opportunities that link executive compensation to Company and individual performance factors.

        In order to align the Company's executive compensation program with the interests of our stockholders, a substantial portion of each executive's total compensation opportunity is presented in the form of equity compensation. In addition, equity and other at-risk elements of compensation are tied to both short-term and long-term performance measures. In essence, at-risk compensation must be "re-earned" annually.

        The Committee is assisted in accomplishing its responsibilities by an independent compensation consultant ("Consultant"). The Committee is directly responsible for the appointment, compensation and oversight of the work of the Consultant. The Consultant does not perform other services for us outside of its engagement with the Committee, but may interact directly with the President and CEO, our legal counsel and/or other Company personnel for the purpose of obtaining executive officer compensation and performance data to be used in its review and analysis. The Committee retains all decision-making and approval authority with regard to determining executive compensation levels.

        The Committee structures the executive compensation program to motivate executives to achieve specified business goals and to reward the achievement of those goals. Compensation decisions made by the Committee are based on market and peer group analysis, Company performance, achievement of individual performance objectives, the level and nature of the executive's responsibilities and the level of experience in his or her position.

        Our compensation program includes three basic compensation elements:

• Base Salary	• Annual Cash Incentives	• Long-Term Stock Incentives

        Base Salary combined with Annual Cash Incentives make up Total Cash Compensation. Total Cash Compensation combined with Long-Term Stock Incentives make up Total Direct Compensation. Each of these compensation elements is discussed more fully below.

        The Committee's compensation philosophy targets the 25th percentile level of our industry-specific peer group of companies (as provided to the Committee by the Consultant from their most recent executive compensation review performed in 2014) for Base Salary, Total Cash Compensation, and Total Direct Compensation (see "—Benchmarking" and "—Base Salary" below). Annual Cash Incentive and Long-Term Stock Incentive targets are set at fixed percentages of Base Salary. These incentive compensation elements provide each executive the potential to earn higher levels of Total Direct Compensation depending on Company and individual performance.

        The Committee believes the compensation approach discussed above appropriately balances stockholder, customer and other stakeholder interests and is a responsible approach to executive compensation. It includes the following features:

  •
  Short-term incentive compensation focused on tactical near-term objectives that support the Company's longer-term goals,

  •
  Long-term performance-based stock awards linked to stockholder returns over a three-year period,

  •
  Limitations on potential incentive compensation awards equal to 200% of target opportunity for Long-Term Stock Incentive awards and 150% of target opportunity for Annual Cash Incentive awards,

  •
  Time-vested stock awards designed to promote an appropriate focus on the creation of stockholder value,

  •
  Participation in the same health and welfare benefits and qualified pension plan offered to all our full-time employees. The pension plan was modified in 2014 to allow current employees the option of electing a defined benefit cash balance formula coupled with an enhanced 401(k) matching formula or remaining under our traditional defined benefit pension formula,

  •
  A traditional supplemental retirement plan ("DB-SERP") available to participants under the traditional defined benefit pension formula option that only covers compensation not included in the qualified pension plan due solely to tax code limitations, and

  •
  Beginning in 2015, a supplemental non-qualified deferred compensation plan ("DC-SERP") that allows selected individuals electing to participate in the cash balance option of our qualified pension plan to obtain retirement savings in the form of matching contributions on deferred amounts that are not available to them under the 401(k) Plan due to plan design and tax code limitations (see "—Other Benefits" below).

Executive Officer Compensation Governance

        In addition to the features mentioned above, the executive compensation approach includes the following governance provisions:

  •
  A stock ownership guidelines policy applicable to the President and CEO requiring the attained ownership of our common stock with a value of at least three (3) times current annual base salary, satisfied by shares owned directly or indirectly (e.g., spouse or trust accounts), amounts invested in a 401(k) plan or held in a deferred compensation plan, or time-vested restricted stock, stock units or phantom stock. During the attainment period, the President and CEO must retain 100% of his vested long-term incentive plan shares (after-tax) granted on or after January 1, 2015, with limited exceptions, until such time that he is in compliance with his ownership requirement (as discussed above, at March 1, 2016, Mr. Beecher had met 100% of his share ownership requirement),

  •
  An executive compensation recovery, or "clawback," policy that would seek to recover overpayments of incentive-based compensation, if any, in the event of a restatement of our financial statements due to material noncompliance with any financial reporting requirement under securities laws,

  •
  An anti-hedging policy designed to prohibit our officers from directly or indirectly engaging in hedging against future declines in market value of our securities through the purchase of financial instruments designed to offset such risk, and

  •
  The absence of employment agreements or guaranteed compensation arrangements between us and our executive officers other than the Change In Control severance agreement.

Analysis of Executive Officer Compensation

        Beginning in 2015, the Committee elected to make modifications to the mix of compensation elements available to our President and CEO to more closely align the total target direct compensation associated with the position to the 25th percentile level of an industry-specific peer group (see "—Benchmarking" below). This modification increased the 2015 level of at-risk compensation opportunity of Mr. Bradley P. Beecher, our President and CEO, to 61% of his total target direct compensation from 57% of total direct compensation in 2014. Mr. Beecher's 2015 base salary element was reduced to 39% of total target direct compensation from 43% of total target direct compensation in 2014. The average at-risk compensation for the other NEOs was approximately 45% of their total target direct compensation in 2015.

        The Committee believes the 2015 mix of compensation elements (based on target-level incentive opportunities) available to our President and CEO and all other NEOs as illustrated below reflects our commitment to an executive compensation program that rewards individuals for performance.

 2015 Target Compensation Mix

President and CEO	Average of Other NEOs

        When establishing Mr. Beecher's compensation, the Committee does not consider the actuarially-estimated change in pension value reported under the "—Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table of our Proxy Statements. Mr. Beecher participates in the traditional defined benefit pension formula option and related DB-SERP. The Committee believes that the estimated change in pension value does not represent current compensation paid to Mr. Beecher for his service as President and CEO, as Mr. Beecher's pension benefits are not realizable until the time of his retirement. In calculating Mr. Beecher's future pension benefits, his total years of service with our Company are included in our benefit formula, rather than only those years he has served as our President and CEO. Additionally, the estimated change in Mr. Beecher's pension value is based on a life expectancy of 87 years. The table below shows Mr. Beecher's total compensation as reported in our Summary Compensation Table, the annual amounts of estimated change in pension value included in his total compensation, and the amount of his compensation that excludes the change in his estimated pension value.

Year	Total Compensation Reported on Summary Compensation Table	Change in Pension Value Reported on Summary Compensation Table	Total Compensation Excluding Change in Pension Value
2015	$1,782,494	$399,006	$1,383,488
2014	$2,089,074	$724,106	$1,364,968
2013	$1,333,504	$62,628	$1,270,876

        The Committee believes the Total Compensation Excluding Change in Pension Value is more representative of the actual compensation value Mr. Beecher received for his service as President and CEO during each year of service. This same type of assessment regarding actuarially-estimated change in pension value and the realization of pension benefits is applicable to each NEO.

The Role of the Compensation Committee

        The Compensation Committee, on behalf of the Board of Directors, administers our director and executive compensation programs. The Committee meets at scheduled times during the year and on an as-needed basis. The duties and responsibilities of the Committee are described in its charter (which has been approved by the full Board of Directors) and include:

  •
  Assisting the Board of Directors in establishing and overseeing director and executive officer compensation policies and practices,

  •
  Hiring, terminating and directing the activities of the independent compensation consultant,

  •
  Reviewing and analyzing general industry and peer group compensation data,

  •
  Reviewing and approving executive officer goals, objectives and compensation levels,

  •
  Evaluating executive officer performance,

  •
  Monitoring the application of the Executive Compensation Clawback Policy,

  •
  Making recommendations to the Board of Directors as to the form and amount of director compensation levels, and

  •
  Considering the outcome of the stockholder advisory votes on executive compensation when evaluating executive compensation policies and practices and when making future executive compensation decisions.

The Role of the President and CEO

        The President and CEO attends Committee meetings, including the meeting where the Committee deliberates base salary changes and annual incentive metrics and performance measures for executive officers. His role with regard to each executive officer at these meetings includes:

  •
  Reviewing the performance of each executive officer against position accountabilities and Annual Incentive Plan ("AIP") metrics and performance measures, and recommending AIP awards for the just-ended performance year (generally, the calendar year to which a particular set of AIP metrics and performance measures are related),

  •
  Making base salary adjustment recommendations for the ensuing performance year for each executive officer,

  •
  Reviewing and recommending AIP metrics and performance measures for the ensuing performance year, and

  •
  Responding to questions Committee members may have regarding base salary levels and AIP metrics, performance measures and awards.

        The President and CEO does not directly participate in the deliberations of the Committee and he is not present during, nor does he take part in any way in, the Committee's deliberations with respect to establishing his compensation.

The Role of the Consultant

        As previously discussed, the Committee periodically directly engages a compensation consultant to assist it in accomplishing its responsibilities. During 2014, the Committee engaged Hay Group (the "Consultant"), an independent compensation consulting firm, to perform a review of executive compensation practices, which included:

  •
  Analysis of leading practices and trends in the utility industry,

  •
  Review and evaluation of our compensation program and compensation levels as compared to compensation practices of other companies with similar characteristics, including size and type of business (see discussion of industry-specific peer group under "—Benchmarking"),

  •
  Recommendation of an appropriate industry-specific peer group of companies,

  •
  Recommendation of the relative positioning of each of our executive officer positions to similar positions within an industry-specific peer group of companies,

  •
  Performing calculations necessary to determine recommendations for performance-based equity awards, and

  •
  Recommending the structure of the executive compensation program relative to the results of its analysis of industry-specific peer group companies.

        The Consultant's 2014 review serves as the basis for compensation decisions beginning with the 2015 performance year and will continue to be the basis for compensation decisions until such time that the Committee engages an independent consultant to perform a subsequent review. The most recent executive compensation review prior to the 2014 review was performed by the same Consultant in 2012. The work performed by the Consultant during their 2012 review served as the basis for the compensation decisions during 2014.

        During 2015 and early 2016, the Committee engaged Hay Group to perform calculations necessary to determine performance-based equity awards.

The Role of Stockholder Say-on-Pay Advisory Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay advisory proposal" as described under Section 2, "—MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING"). At our annual meeting of stockholders held on April 30, 2015, a substantial majority of the votes cast on the say-on-pay advisory proposal at that meeting were voted in favor of the proposal. The Committee believes this affirms stockholders' support of our approach to executive compensation.

Compensation Philosophy

        The Committee sets target compensation levels in a manner designed to:

  •
  Be competitive and enable the Company to attract and retain executive talent,

  •
  Be conservative with respect to our peer group, and

  •
  Provide incentive for executives to achieve individual and company performance goals.

        As discussed earlier, the Committee's compensation philosophy targets the 25th percentile level of an industry-specific peer group of companies (see "—Benchmarking" below) for Base Salary, Total Cash Compensation and Total Direct Compensation, while continuing to maintain a range concept to recognize differing levels of experience. The Committee believes the comparison to compensation levels of similar peer group positions is reflective of our executive officer's roles and responsibilities and is therefore appropriate for comparison.

Benchmarking

        As noted above, during 2014 the Committee set the compensation benchmark (i.e., the 25th percentile) based on a 2012 executive compensation review performed by the Consultant. This review incorporated the results of a survey of executive compensation practices utilized by an industry-specific peer group of companies.

        The industry-specific peer group of companies that was recommended by the Consultant and adopted by the Committee for 2014 represented publicly traded electric, gas, combined electric and gas, and water utilities comparable to Empire in terms of sales, market value, growth characteristics, or assets. The 2014 peer group of companies, set forth in the table below, was also adopted by the Committee for 2016(1).

ALLETE, Inc.	Chesapeake Utilities	Northwest Natural Gas Company
American States Water Company	Cleco Corporation(2)	NorthWestern Corporation
Aqua America, Inc.	El Paso Electric Company	Otter Tail Corporation
Black Hills Corporation	IDACORP, Inc.	South Jersey Industries, Inc.
California Water Services Group	MGE Energy, Inc.	Unitil Corporation

  (1)
  UNS Energy Corporation was removed as a peer group company due to their acquisition by Fortis Inc. on August 15, 2014.

  (2)
  Cleco entered into a merger agreement with an investor group led by Macquarie Infrastructure and Real Assets and by British Columbia Investment Corporation on October 20, 2014. Although approved by shareholders, on February 24, 2016 the Louisiana Public Service Commission rejected the proposed merger agreement.

Base Salary

        During their most recent review, the Consultant made base salary target recommendations to the Committee for each position with consideration given to our compensation philosophy. Base salary targets are reviewed periodically as described above to ensure our executive positions are comparable with positions of similar levels of responsibility in the peer group of companies.

        At the beginning of the performance year, the President and CEO reviewed executive officer performance with, and made Base Salary recommendations to the Committee for all executive officers other than himself. Based upon his review and recommendations, and with consideration given to peer group information provided by the Consultant, the Committee set the Base Salary of each such executive officer for the ensuing performance year. The Committee independently appraised the performance of the President and CEO, and set his Base Salary accordingly. The Committee will determine any Base Salary adjustments necessary throughout the year should material changes in office or responsibilities occur.

Annual Cash Incentives

        The Annual Cash Incentive portion of Total Cash Compensation is designed to reward executive officers for performance that benefits our shareholders, customers, employees, and other stakeholders. Performance incentive opportunities are derived from individual AIPs, whereby executive officers can earn additional cash compensation based on performance measured against short-term tactical goals that focus on operating conditions and circumstances of a particular performance year. These tactical goals are developed from and lend support to our long-term vision and goals.

  2015 Performance Year AIP Results and Awards

        During 2015, the Annual Cash Incentive opportunity at target levels of performance for each NEO was as follows:

Position	Annual Cash Incentive as a Percentage of Base Salary
President and Chief Executive Officer	65%
Vice President and Chief Financial Officer	40%
Vice President and Chief Operating Officer—Electric	40%
Vice President and Chief Operating Officer—Gas	40%
Vice-President—Energy Supply and Delivery Operations	35%

        The 2015 AIPs included common corporate performance metrics, specific operational metrics related to each NEO's area of responsibility, and subjective performance metrics whereby each NEO was evaluated in areas of leadership, engagement of workforce, accountability, and overall job performance. As illustrated below, the corporate performance metrics comprised the most significant portion of the 2015 AIPs. These metrics are composed of performance measures related to Earnings Per Share ("EPS") of our common stock, control of capital expenditures and fuel and purchased power costs, overall corporate safety, and electric system operating performance. The Annual Cash Incentive opportunity blend by category of performance metric for each NEO is illustrated below:

Position	Corporate Performance Metrics	Operational Performance Metrics	Subjective Performance Metrics
President and Chief Executive Officer	70%	0%	30%
Vice-President—Finance and CFO	50%	40%	10%
Vice-President and COO—Electric	55%	35%	10%
Vice-President and COO—Gas	50%	40%	10%
Vice-President—Energy Supply and Delivery Operations	55%	35%	10%

        Each executive officer provided the President and CEO input on a set of proposed operational performance metrics and measures related to their areas of responsibility for the 2015 performance year. One or more performance measures were developed for each metric. The President and CEO evaluated the proposed metrics and performance measures, made any necessary modifications, and presented the recommended suite of performance metrics and measures for himself and all other executive officers to the Committee. The Committee reviewed his recommendations for consistency, measurability, and equity relative to individual responsibilities and, together with it's assessment of our near-term objectives, made any necessary adjustments to individual AIPs before approving.

        Once metrics, performance measures and weightings were determined, total target Annual Cash Incentive amounts were calculated for each executive officer with consideration given to the Total Cash Compensation philosophy discussed above. Threshold and maximum performance levels were also developed for each performance measure. Threshold and maximum amounts for 2015 were equal to 50% and 150%, respectively, of the target level amount. Beginning in 2015, the Committee elected to reduce the maximum amount to 150% of the target level amount from 200% of the target level amount in 2014. If an executive does not perform at least at a threshold level of expected performance with regard to any particular individual performance measure, no incentive compensation is awarded with respect to that performance measure. Likewise, no award greater than the maximum award is paid when performance exceeds the maximum level of expected performance required to earn such award.

        Performance measure ranges are generally linked to the threshold, target and maximum performance award levels. For instance, to qualify for the threshold performance award under a performance measure of control of capital expenditures, executives must operate their responsibility areas at no greater than +10% of budgeted expenses. To qualify for the maximum performance award under the same performance measure, executives must operate their responsibility areas at –10% of budgeted expenses. The qualification criteria for other performance measures may be whether the executive accomplished or did not accomplish the measure. Under this criterion, the executive must fully accomplish the measure to qualify for any award. AIP measurements may be either quantitative or qualitative. Measurements considered qualitative, if any, are identified as such below.

        Each executive officer's AIP performance and indicated payout were reviewed by the President and CEO with the Committee following the conclusion of the performance year. The Committee considered his review and recommendations, made any appropriate adjustments and determined the amount of Annual Cash Incentive earned by each executive. The Committee independently appraised the performance of the President and CEO, and determined his incentive award accordingly.

        The Committee established the corporate performance EPS metric as the most significant single metric of the 2015 Performance Year AIP. At target performance levels, this metric encompassed 45% of the CEO's Annual Cash Incentive opportunity and 25% of each other NEO's Annual Cash Incentive opportunity. The Committee set EPS target performance at $1.38, the midpoint of our 2015 full-year earnings guidance range of $1.30 to $1.45 published in February 2015. Threshold level performance was set at $0.05 below our 2015 published guidance range and maximum level performance was set equal to our full year 2014 EPS result of $1.55. Actual basic EPS results for 2015 were $1.30, or between threshold and target (69% of target) performance.

        Corporate performance metrics related to control of capital expenditures comprised 5% of each NEO's Annual Cash Incentive opportunity. The Committee established the target at total-company budgeted capital expenditures (excluding major generation and environmental projects as such projects are considered in the operational performance metrics of the responsible executive). For corporate performance purposes, the Committee set the threshold level of opportunity for capital expenditures at 10% above budgeted expenditures, while the maximum level of opportunity was set at 10% below budgeted expenditures. Actual capital expenditures, exclusive of generation and environmental projects, were 14.13% below budget, or maximum (150% of target) performance.

        Due to the magnitude of its impact on customer costs, a fuel and purchased power cost metric was added to the suite of corporate performance metrics for the 2015 performance year. This metric replaces the operating and maintenance expense metric that was utilized in 2014. The fuel and purchased power cost corporate performance metric represented 10% of Ms. Walters' Annual Cash Incentive opportunity, and 5% of each other NEO's Annual Cash Incentive opportunity. This expense component has little impact on net income due to our fuel adjustment mechanisms. However, fuel cost is a significant portion of our customers' rates. Thus the Committee believes management of such cost is essential to providing least cost service to our customers. The Committee established threshold and maximum levels of opportunity at 10% above and 5% below the budgeted per Megawatt hour cost of fuel and purchased power, respectively. Actual fuel and purchased power cost performance on a per-Megawatt hour basis was 9.6% below budgeted fuel and purchased power cost, or maximum (150% of target) performance.

        The corporate safety performance metric DART (Days Away from work, Restricted work activities, or job Transfer) rate comprised 10% of each NEO's corporate performance metric. For 2015, the Committee set the DART rate target at 1.30 (with threshold and maximum set at 2.20 and 0.90, respectively). The 2015 target level performance value for the DART rate metric represents an improvement over 2014 actual performance of 1.33. The actual 2015 DART rate was 1.49, or slightly above the target DART rate of 1.30 (89.5% of target).

        The corporate operations performance metric SAIDI (System Average Interruption Duration Index (which is a measure of the length of time (in minutes) of service interruption our customers experience)) rate makes up 5% of each NEO's corporate performance metric. For 2015, the SAIDI rate target was set at 136 minutes (with threshold and maximum set at 157 minutes and 119 minutes, respectively). The actual 2015 SAIDI rate was 115 minutes, or maximum (150% of target) performance.

        Ms. Delano's investor relations and rating agency interactions metric involved activities designed to promote and maintain constructive relationships with credit rating agencies and the investor community, including research coverage. Her internal control environment, process improvement and financial performance metrics focused on ensuring we do not experience financial restatements or material control weaknesses, maintaining an internal control environment that ensures the minimization of accounting errors, and leading initiatives to improve processes within the finance and accounting area.

        Ms. Walters' capital projects metric was comprised of a major generation project which was excluded from the corporate performance capital expenditure metric applicable to all NEOs. The Committee set the measurement range for her capital projects metric similar to the corporate performance range of 10% above and 10% below the operating area budget. Ms. Walters' operations performance and process improvement metrics focused on initiatives to improve system performance and processes in the operational areas of the Company.

        Mr. Gatz's cyber security metric involved the adoption by the Company of a cyber security policy and review of the Company's mitigating activities.

        Mr. Mertens' capital projects metric was also comprised of a major generation project which was excluded from the corporate performance capital expenditure metric applicable to all NEOs. The Committee set the measurement range for his capital projects metric similar to the corporate performance range of 10% above and 10% below the operating area budget. Mr. Mertens' operations performance/efficiency metric focused on initiatives to improve transmission and distribution system performance and reliability, including substation reliability, improve service center operational efficiencies, and identify initiatives to improve customer service performance.

2015 Cash Incentive Plan Results

  Corporate Performance Metrics Results:

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target	Actual Performance

Earnings Per Share
CEO	45%	22.5%	45%	67.5%	31.0%
All other NEOs	25%	17.5%	35%	52.5%	24.2%

Corporate Level Expense Control
Capital Expenditures	5%	2.5%	5%	7.5%	7.5%
Fuel and Purchased Power Costs—VP and COO—Electric and VP—Energy Supply and	10%	5%	10%	15%	15%
Fuel and Purchased Power Costs—All other NEOs	5%	2.5%	5%	7.5%	7.5%

Safety Performance
DART Rate	10%	5%	10%	15%	8.9%

Operations Performance
SAIDI Rate	5%	2.5%	5%	7.5%	7.5%

        Based upon the actual performance results relative to target for the corporate performance metrics, each NEO was awarded the following Annual Cash Incentive:

	Corporate Performance Metrics
	Target Award Opportunity	Actual Award
Mr. Beecher	$242,287	$213,905
Ms. Delano	$59,000	$57,466
Ms. Walters	$68,750	$70,251
Mr. Gatz	$52,500	$51,135
Mr. Mertens	$46,200	$47,208

  Results—Operational Performance Metrics:

        The results of the operational metrics and performance measures for each NEO other than the President and CEO are illustrated below.

Ms. Delano

Metric Performance Measures	Weighting	Threshold 50% of Target	Target 100%	Maximum 150% of Target	Actual Performance

Capital Markets/Governance Investor Relations and Rating Agency Interactions	10%	5%	10%	15%	15%
Internal Control Environment	10%	5%	10%	15%	5%

Process Improvement—plan and implementation	10%	5%	10%	15%	12.5%
Financial Performance—financial results modeling	10%	5%	10%	15%	15%

Ms. Walters

Metric Performance Measures	Weighting	Threshold 50% of Target	Target 100%	Maximum 150% of Target	Actual Performance

Operations Performance
Project Toughen Up-plan and budget, SAIFI Rate(1) (target = 1.50)	10%	5%	10%	15%	11.8%

Customer Service Performance
Customer Contacts—response and resolution times	5%	2.5%	5%	7.5%	5%

Capital Projects—timeline and cost management
Riverton Unit 12 Combined Cycle (CC) Project	10%	5%	10%	15%	13%

Process Improvements—plan and implementation	10%	5%	10%	15%	12.5%

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System Average Interruption Frequency Index

Mr. Gatz

Metric Performance Measures	Weighting	Threshold 50% of Target	Target 100%	Maximum 150% of Target	Actual Performance

Operational Area Expense Control
Capital Expenditures	10%	5%	10%	15%	15%

Operations—Gas
Annual Missouri Public Service Commission (MPSC) Safety Audits—material violations, areas of concern	5%	2.5%	5%	7.5%	6.4%

Customer
Residential Customer Growth (target = 0.25%)	5%	2.5%	5%	7.5%	0%
MPSC Non-Payment Related Commission Complaints (CC) (target = 15)	5%	2.5%	5%	7.5%	7.5%

Information Technology/Cyber Security
Cyber Policy—adoption and audit	10%	5%	10%	15%	10%
Energy Management System Design Project—timeline and cost management	5%	2.5%	5%	7.5%	5%

Mr. Mertens

Metric Performance Measures	Weighting	Threshold 50% of Target	Target 100%	Maximum 150% of Target	Actual Performance

Operations Performance/Efficiency
Project Toughen Up-plan and budget, SAIFI Rate(1) (target = 1.50)	5%	2.5%	5%	7.5%	5.9%
Kodiak Service Center—transition and efficiencies	5%	2.5%	5%	7.5%	7.5%
Substation Reliability—long-term maintenance strategy, (target—5 or fewer substation outages)	10%	5%	10%	15%	13%

Customer Service Performance
Project identification and prioritization (qualitative measure)	5%	2.5%	5%	7.5%	5%

Capital Projects—timeline and cost management
Riverton Unit 12 Combined Cycle (CC) Project	10%	5%	10%	15%	13%

        Based upon actual performance results relative to target for the operational performance metrics described above, the Annual Cash Incentive award for each NEO was as follows:

	Operational Performance Metrics
	Target Award Opportunity	Actual Award
Ms. Delano	$47,200	$56,050
Ms. Walters	$43,750	$52,912
Mr. Gatz	$42,000	$46,095
Mr. Mertens	$29,400	$37,317

  Results—Subjective Performance Metrics:

        It was the Committee's evaluation that the executive management team provided effective leadership, employee engagement, and noteworthy performance as a team and on an individual level that resulted in increased customer and shareholder value, a safe and productive work environment, and fulfillment of short- and long-term performance goals. Based upon the Committee's evaluation of individual performance, the Annual Cash Incentive award related to the subjective performance metrics (a qualitative measure), which represents 30% of the total target Annual Cash Incentive opportunity for the President and CEO and 10% of the total target Annual Cash Incentive opportunity for each other NEO, was as follows:

	Subjective Performance Metrics
	Target Award Opportunity	Actual Award
Mr. Beecher	$103,838	$103,838
Ms. Delano	$11,800	$11,800
Ms. Walters	$12,500	$12,500
Mr. Gatz	$10,500	$10,500
Mr. Mertens	$8,400	$10,500

        A summary by performance metric category of each NEO's 2015 Annual Cash Incentive award is as follows:

	Corporate Performance Metrics	Operational Performance Metrics	Subjective Performance Metrics	Total Actual Award
Mr. Beecher	$213,905	N/A	$103,838	$317,743
Ms. Delano	$57,466	$56,050	$11,800	$125,316
Ms. Walters	$70,251	$52,912	$12,500	$135,663
Mr. Gatz	$51,135	$46,095	$10,500	$107,730
Mr. Mertens	$47,208	$37,317	$10,500	$95,025

        Total AIP target award opportunities compared to actual AIP award results for each of the Company's NEOs during the 2015 performance year were as follows:

        The average Annual Cash Incentive award for all executive officers over the previous five performance years, including the President and CEO, but excluding the 2011 award that was earned but not paid and partial year results for new or retiring executive officers, was approximately 113% of the target opportunity amounts.

  2016 Performance Year AIP Metrics and Measure

        The Committee has structured the 2016 Performance Year AIP similar to the 2015 performance year so that the Annual Cash Incentive award opportunity as a percentage of Base Salary is as follows.

Position	Annual Cash Incentive as a Percentage of Base Salary
President and Chief Executive Officer	65%
Vice President and Chief Financial Officer	40%
Vice President and Chief Operating Officer—Electric	40%
Vice President and Chief Operating Officer—Gas	40%
Vice President—Energy Supply and Delivery Operations	35%

        The 2016 blend of award opportunity by category of performance metric for each NEO is described below:

Position	Corporate Performance Metrics	Operational Performance Metrics	Subjective Performance Metrics
President and Chief Executive Officer	70%	0%	30%
Vice-President—Finance and CFO	50%	40%	10%
Vice-President and COO—Electric	70%	20%	10%
Vice-President and COO—Gas	50%	40%	10%
Vice-President—Energy Supply and Delivery Operations	60%	20%	20%

        As mentioned above, in order to deliver incentive compensation consistent with the compensation philosophy, the Committee has set the 2016 threshold and maximum opportunities at 50% and 150%, respectively, of the target level opportunity. Similar to 2015, the Committee established the corporate performance EPS metric as the most significant single metric of the 2016 AIP. At target performance levels, this metric encompasses 45% of the CEO's Annual Cash Incentive opportunity and 25% of each of the other NEO's Annual Cash Incentive opportunity. The Committee set EPS target performance at $1.46 per share, the midpoint of our 2016 full-year earnings guidance range of $1.38 to $1.54 per share published on February 4, 2016. Threshold was set at $1.33 per share, $0.05 below our published guidance range, and maximum was set at $1.59 per share, $0.05 above our published guidance range. The 2016 full-year earnings guidance range described above does not include the impact of transaction costs that will be associated with the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp.

        Control of capital expenditures comprises 5% of each NEO's Annual Cash Incentive opportunity. The Committee established the target at total-company budgeted capital expenditures (excluding major generation and environmental projects). For corporate performance purposes, the Committee set the threshold level of opportunity for capital expenditures at 10% above budgeted expenditures, while the maximum level of opportunity was set at 10% below budgeted expenditures.

        The fuel and purchased power cost corporate performance metric represents 15% of Ms. Walters' and Mr. Mertens' Annual Cash Incentive opportunity, and 5% of each other NEO's Annual Cash Incentive opportunity. As described earlier, this expense component has little impact on net income due to our fuel adjustment mechanisms. However, fuel cost is a significant portion of our customers' rates. Thus the Committee believes management of such cost is essential to providing least cost service to our customers. The Committee established threshold and maximum levels of opportunity at 10% above and 10% below the budgeted per Megawatt hour cost of fuel and purchased power, respectively.

        The corporate safety performance metric DART rate comprises 10% of each NEO's corporate performance metric. For 2016, the Committee set the DART rate target at 1.20 (with threshold and maximum set at 2.10 and 0.90, respectively). The 2016 target level performance value for the DART rate metric represents an improvement over 2015 actual performance of 1.49. Similar to the fuel and purchased power cost metric, the corporate operations performance metric SAIDI rate makes up 15% of Ms. Walters' Annual Cash Incentive opportunity and 5% of each other NEO's Annual Cash Incentive Opportunity. For 2016, the SAIDI rate target was set at 130 minutes (with threshold and maximum set at 145 minutes and 100 minutes, respectively).

        Ms. Delano's investor relations and rating agency interactions metric involves activities designed to promote and maintain constructive relationships with credit rating agencies and the investor community, including research coverage. Her internal control environment, process improvement and financial performance metrics focus on ensuring we do not experience financial restatements or material control weaknesses, maintaining an internal control environment that ensures the minimization of accounting errors, and leading initiatives to improve processes within the finance and accounting area.

        Ms. Walters' customer service performance and process improvement metrics focus on initiatives to improve customer contact system performance and processes in the operational areas of the Company.

        Mr. Gatz's information technology/security metric involves the implementation by the Company of physical and cyber security plans, review and inventory of the Company's physical and cyber assets, and replacement of the Company's information technology work request tracking system.

        Mr. Mertens' operations performance/reliability metric focuses on implementation of a Company-wide substation improvement plan and improving efficiencies in the operational areas of the Company.

        The 2016 corporate and operational performance metrics and measures, expressed as a percentage of the total target Annual Cash Incentive opportunity available to each NEO relative to the level of performance attained, are presented in the following tables.

  2016 Corporate Performance Metrics:

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target

Earnings Per Share
CEO	45%	22.5%	45%	67.5%
All other NEOs	25%	17.5%	35%	52.5%

Corporate Level Expense Control
Capital Expenditures	5%	2.5%	5%	7.5%
Fuel and Purchased Power Costs—VP and COO—Electric and VP—Energy Supply and Delivery Operations	15%	7.5%	15%	22.5%
Fuel and Purchased Power Costs—All other NEOs	5%	2.5%	5%	7.5%

Safety Performance
DART Rate	10%	5%	10%	15%

Operations Performance
SAIDI Rate—VP and COO—Electric	15%	7.5%	15%	22.5%

SAIDI Rate—All Other NEOs	5%	2.5%	5%	7.5%

  2016 Operational Performance Metrics:

  Ms. Delano

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target

Capital Markets/Governance
Investor Relations and Rating Agency Interactions	10%	5%	10%	15%
Internal Control Environment	10%	5%	10%	15%

Process Improvements—plan and implementation	10%	5%	10%	15%

Financial Performance—financial results modeling	10%	5%	10%	15%

  Ms. Walters

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target

Customer Service Performance
Customer Contacts—response and resolution times	10%	5%	10%	15%

Process Improvements—plan and implementation	10%	5%	10%	15%

  Mr. Gatz

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target

Operational Area Expense Control
Capital Expenditures	10%	5%	10%	15%

Operations—Gas
Annual Missouri Public Service Commission (MPSC) Safety Audits—material violations and areas of concern	5%	2.5%	5%	7.5%

Residential Customer Growth (target = 0.25%)	5%	2.5%	5%	7.5%
MPSC Non-Credit Related Commission Complaints (CC)—(target = 10)	5%	2.5%	5%	7.5%

Information Technology/Security
Physical and Cyber Policy—plan and inventory	10%	5%	10%	15%
Work request tracking application replacement—timeline and cost management	5%	2.5%	5%	7.5%

  Mr. Mertens

Metric Performance Measures	Weighting	Threshold Opportunity 50% of Target	Target Opportunity	Maximum Opportunity 150% of Target

Operations Performance/Reliability
Substation improvement plan—plan management and budget	10%	5%	10%	15%
Operational efficiencies—project management and budget	10%	5%	10%	15%

  2016 Subjective Performance Metrics:

        The subjective performance metric (a qualitative measure) is weighted at 30% of the total target Annual Cash Incentive opportunity for the President and CEO, 20% of the total target Annual Cash Incentive opportunity for the Vice President—Energy Supply and Delivery Operations, and 10% of the total target Annual Cash Incentive opportunity for each other NEO. Similar to 2015, the Committee will evaluate each NEO's performance in areas of leadership, engagement of workforce, accountability, and overall job performance.

        Total AIP target award opportunities attainable by each of our NEOs during the 2016 performance year are:

Long Term Incentives

        Long-Term Incentives consist of time-vested restricted stock awards and performance-based restricted stock awards. Both forms of award are discussed in more detail below. Equity awards were granted under our 2015 Stock Incentive Plan (SIP). This plan became effective for equity awards granted after January 1, 2015. Prior to 2015, where fair market value was used to establish the grant date value of stock awards, fair market value was determined by calculating the average value between the high and low stock trading prices reported on the New York Stock Exchange on the day of the grant. Beginning in 2015, the closing price of our stock as reported on the New York Stock Exchange on the day of the grant is considered the fair market value.

        The Long-Term Incentive element is designed to motivate executive officers over the long-term to put forth maximum effort in contributing to the continued success and growth of Empire, and to ensure the interests of the executive officers are aligned with those of stockholders. In addition, Long-Term Incentives provide a measure of retention incentive for executive officers, leading to enhanced stability of our senior management team.

        During 2015, in order to continue to provide the opportunity to achieve the 25th percentile level of peer group Total Direct Compensation, the Committee modified the Long-Term Incentive opportunity for the President and CEO to represent 90% of his annual base salary from 80% of his annual base salary in 2014. The Committee maintained the 2014 level of Long-Term Incentive opportunity for the Vice-President and Chief Financial Officer, Vice-President and Chief Operating Officer—Electric, and the Vice-President and Chief Operating Officer—Gas at 45% of their annual base salary. The Long-Term Incentive opportunity for all other executive officers was modified to represent 35% of their annual base salary from 30% in 2014. These Long-Term Incentive opportunity percentages are unchanged for 2016.

        At target levels of performance, the time-vested restricted stock award is intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity, with the performance-based restricted stock award representing the remaining half.

  Time-Vested Restricted Stock

        Time-vested restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year vesting period. No dividend rights accumulate during the vesting period.

        If employment terminates during the vesting period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the time-vested restricted stock awards such executive would otherwise have earned. If employment is terminated during the vesting period for reasons other than those listed above, the time-vested restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award. In addition, if a Change in Control occurs during the vesting period, a pro-rata portion of the time-vested restricted stock awards will vest upon such Change in Control, and any portion of such awards that remains unvested immediately after the Change in Control will be forfeited. In connection with the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp., each time-vested restricted stock award outstanding immediately prior to the effective time of the acquisition will be converted into the right to receive a lump sum in cash equal to the merger consideration under the merger agreement, multiplied by the pro-rata number of shares under the award.

  Performance-Based Restricted Stock

        Performance-based restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of Empire's total stockholder return (share price appreciation or decline over the performance period plus cumulative value of dividends paid over the performance period, assuming reinvestment, divided by the stock price at the beginning of the performance period) for the three-year performance period as measured over the same period against all publicly traded, investor-owned electric utility companies (the "comparator group"). The target level of performance under the 2015 grants was set at the 50th percentile ranking when compared to this group. The threshold level was set at the 20th percentile, while the maximum level was set at the 80th percentile.

        At the end of the performance period (December 31, 2017 for awards granted in 2015), the executive would earn 100% of the target number of shares if the target (50th percentile) level of performance is reached. If the threshold level of performance is reached, the executive would earn 50% of the target number of shares. If performance reaches or exceeds the maximum level, the executive would earn 200% of the target number of shares. When performance levels are between the threshold and maximum performance levels, the amount of shares the executive earns is interpolated. No shares are earned if the threshold level of performance is not reached. The Consultant prepares an analysis of our total stockholder return percentile ranking for the just-ended three-year performance period relative to the comparator group described above. Based upon this analysis, the Consultant calculates the appropriate number of performance-based restricted stock shares to be awarded each executive. Performance-based restricted stock awards are approved by the Committee at the first meeting of the year. The total stockholder return for the three year performance period ended December 31, 2015, was 16.2%, or approximately the 72nd percentile of the comparator group. Over the previous five 3-year performance cycles, we have averaged a total stockholder return ranking slightly above the 42nd percentile.

        If employment terminates during the performance period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the performance-based restricted stock awards such executive would otherwise have earned. If employment is terminated during the performance period for reasons other than those listed above, the performance-based restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro- rata portion of such award. In addition, if a Change in Control occurs during the performance period, a pro-rata portion of the target performance-based restricted stock awards will vest and be distributed upon such Change in Control. At the end of the performance period, the number of shares earned, determined without regard to the special Change in Control vesting provisions, will be determined and such amount, less the number of shares distributed upon the Change in Control, shall be distributed. In connection with the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp., we amended outstanding performance-based restricted stock awards to provide that, effective upon and subject to the consummation of the acquisition, each performance-based restricted stock award outstanding immediately prior to the effective time of the acquisition will be converted into the right to receive a lump sum in cash equal to the merger consideration under the merger agreement, multiplied by the target number of shares under the award.

Change in Control

        We maintain a Change In Control Severance Pay Plan that covers executive officers as well as our other key employees who are not executive officers. The purpose of the plan is to assure continuity in leadership, continued focus, and dedication to customer and stockholder interests during and immediately after a change in control by mitigating the personal concerns that may confront a participant as a result of such an event. The plan provides for involuntary or voluntary severance pay benefits upon termination of employment after a change in control. The requirement that there be a change in control and a termination of employment was instituted to balance the interests of the executive, Empire and our stockholders. There are several conditions that could constitute a change in control, but primarily, a change in control occurs if a merger or consolidation with, or sale to, another corporation or entity is consummated, including the consummation of the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp. The Change In Control Severance Pay Plan is discussed more fully under the section entitled "—Potential Payments upon Termination and Change in Control."

        We have not entered into any form of employment agreements with any executive officer other than agreements under the Change In Control Severance Pay Plan.

Other Benefits

        Executive officers participate in the same 401(k) and Retirement Plans that cover substantially all our other employees (see "—Pension Benefits" below). With the exception of certain plans specifically referenced in this discussion, the executive officers participate in the same health and welfare plans and under the same plan provisions available to all our other employees.

        Our Articles of Incorporation and bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that officers and directors will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as our officers or directors, if they meet certain specified conditions, and provide for the advancement by us to the officers and directors of expenses incurred by them in defending suits arising out of their service as an officer or director. The Board has authorized us to enter into indemnity agreements with officers and directors that provide for similar indemnification and advancement of expenses. The officers and directors are also covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as officers and directors. The premium for this insurance is paid by us.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Thomas M. Ohlmacher, Chairman
D. Randy Laney
B. Thomas Mueller
Paul R. Portney

Summary Compensation Table

        Set forth below is summary compensation information for each person who was (1) at any time during 2015 our Chief Executive Officer or Chief Financial Officer and (2) at December 31, 2015, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the "Named Executive Officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Stock Options ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5)(6) ($) (i)	Total ($) (j)
Bradley P. Beecher,	2015	532,500	0	522,187	0	317,743	399,006	11,058	1,782,494
President and Chief	2014	510,000	0	429,510	0	415,140	724,106	10,318	2,089,074
Executive Officer	2013	459,000	0	397,286	0	402,405	62,628	12,185	1,333,504
Laurie A. Delano,	2015	295,000	0	145,751	0	125,316	404,203	10,288	980,558
Vice President—	2014	290,000	0	140,353	0	176,436	406,617	9,336	1,022,742
Finance and Chief	2013	261,000	0	128,929	0	181,604	132,580	8,855	712,968
Financial Officer
Kelly S. Walters,	2015	312,500	0	157,809	0	135,663	157,407	11,300	774,679
Vice President and	2014	295,000	0	140,353	0	163,298	338,883	10,922	948,456
Chief Operating	2013	266,000	0	133,051	0	170,092	24,124	8,834	602,101
Officer-Electric
Ronald F. Gatz,	2015	262,500	0	130,414	0	107,730	94,694	11,424	606,762
Vice President and	2014	250,000	0	121,186	0	135,400	259,111	10,375	776,072
Chief Operating	2013	250,000	0	124,808	0	142,750	90,571	10,535	618,664
Officer-Gas
Blake A. Mertens,	2015	240,000	0	107,991	0	95,025	55,133	8,444	506.593
Vice President—Energy Supply &
Delivery Operations

(1)
Amounts shown for stock awards represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 ("FASB ASC Topic 718") for the applicable year relating to such grants. A discussion of the assumptions used to value these grants can be found under Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 10-K").

(2)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) for the applicable year relating to grants of time- vested restricted stock and performance-based restricted stock.

        Includes amounts relating to grants of time-vested restricted stock as follows:

	February
	2013	2014	2015
B.P. Beecher	$160,511	$180,030	$217,240
L.A. Delano	$52,259	$58,705	$60,497
K.S. Walters	$54,126	$58,705	$65,997
R.F. Gatz	$50,393	$50,878	$54,997
B.A. Mertens	N/A	N/A	$52,248

        Includes amounts relating to grants of performance-based restricted stock at target level performance as follows:

	February
	2013	2014	2015
B.P. Beecher	$236,775	$249,480	$304,947
L.A. Delano	$76,670	$81,648	$85,254
K.S. Walters	$78,925	$81,648	$91.812
R.F. Gatz	$74,415	$70,308	$75,417
B.A. Mertens	N/A	N/A	$55,743

  The amounts set forth in the table relating to performance-based restricted stock represent the grant date fair value of such grants assuming the target level of performance is attained. Assuming the maximum level of performance is attained, the grant date fair value of such grants would be as follows:

	February
	2013	2014	2015
B.P. Beecher	$473,550	$498,900	$609,894
L.A. Delano	$153,340	$163,296	$170,508
K.S. Walters	$157,850	$163,296	$183.624
R.F. Gatz	$148,830	$140,616	$150,834
B.A. Mertens	N/A	N/A	$111,486
(3)
Represents cash awards under our Executive Officer Annual Incentive Plan (AIP) that were paid in 2016 for 2015 AIP performance results.

(4)
Represents the difference between the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the applicable year and the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the preceding year. During 2015, Mr. Beecher, Ms. Delano, Ms. Walters, and Mr. Mertens participated in the traditional benefit formula option of The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") and The Empire District Electric Company Supplemental Executive Retirement Plan (DB-SERP). During 2014 Mr. Gatz elected to participate in the cash balance formula option (accompanied by an enhanced 401(k) matching formula) of the Retirement Plan beginning January 1, 2015 and, as a result, will also participate in our DC-SERP, our non-qualified deferred compensation plan that accompanies the cash balance formula option. Mr. Gatz attained age 65 during 2015. As such, the Actuarial Present Value of his accumulated benefit is equal to his estimated Retirement Plan and Supplemental Executive Retirement Plan cash balances at 12/31/15. The actuarial present value of each Named Executive Officer's accumulated benefit is affected in part by the discount rate assumption. The discount rate assumption used to determine the actuarial present value of each Named Executive Officer's accumulated benefit was 4.90%, 4.06%, and 4.40% during the 2013, 2014, and 2015 measurement periods, respectively. A change in the mortality table used in the 2015 measurement period and the increase in the discount rate assumption from the 2014 measurement period to the 2015 measurement period resulted in a decrease in actuarial present value factors used to calculate the change in the Retirement Plan benefit between the 2014 and the 2015 periods. Other factors that affected the accumulated benefit for each Named Executive Officer during the 2015 measurement period included an additional year of credited service and increased average annual earnings as a result of an additional year of compensated service. These factors are described more fully in the narrative discussion to the Pension Benefits table below. The amount of change in the pension value attributable to the Retirement Plan and the DB-SERP is as follows:

	2013	2014	2015
B.P. Beecher
Retirement Plan	$(51,892)	$180,038	$23,894
DB-SERP	$114,520	$544,068	$375,112
L.A. Delano
Retirement Plan	$73,500	$202,970	$185,817
DB-SERP	$59,080	$203,647	$218,316
K.S. Walters
Retirement Plan	$(30,623)	$144,594	$59,408
DB-SERP	$54,747	$194,238	$97,999
R.F. Gatz
Retirement Plan	$42,168	$145,392	$66,987
DB/DC SERP	$48,403	$113,719	$27,707
B.A. Mertens
Retirement Plan	N/A	N/A	$30,070
DB-SERP	N/A	N/A	$25,063

        Prior to 2015, none of the Named Executive Officers participated in a non-qualified deferred compensation arrangement.

(5)
Includes matching contributions under our 401(k) Retirement Plan and payment of term life insurance premiums as follows:

	2013	2014	2015
B.P. Beecher
401(k) Matching Contribution	$7,650	$8,750	$8,218
Term Life premium	$1,710	$1,568	$2,841
L.A. Delano
401(k) Matching Contribution	$6,420	$8,627	$8,389
Term Life premium	$774	$710	$1,287
K.S. Walters
401(k) Matching Contribution	$7,650	$8,750	$9,000
Term Life premium	$1,184	$1,214	$2,300
R.F. Gatz
401(k) Matching Contribution	$7,403	$7,471	$8,411
Term Life premium	$3,132	$2,904	$2,794
B.A. Mertens
401(k) Matching Contribution	N/A	N/A	$7,433
Term Life premium	N/A	N/A	$1,011
(6)
Includes perquisites and personal benefits if the aggregate value of such perquisites and personal benefits for each Named Executive Officer exceeds $10,000. Perquisites and other personal benefits for 2013, 2014 and 2015 for Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon the actual cost to Empire of the perquisites, did not exceed $10,000. Other compensation for 2013 for Mr. Beecher and Ms. Delano includes a tax "gross-up" of $2,825 and $1,661, respectively, related to the provision of medical examinations. Other compensation for 2014 for Ms. Walters includes a tax "gross-up" of $958 related to the provision of a medical examination. Other compensation for 2015 for Ms. Delano and Mr. Gatz includes interest payments on Employee Stock Purchase Plan deductions of $612 and $219, respectively.

Grants of Plan-Based Awards

        The following table shows information about plan-based awards granted during fiscal 2015 to the Named Executive Officers.

								All other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock Awards(4) ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
B.P. Beecher	02/04/2015	173,063	346,125	519,188					N/A
	02/04/2015				4,650	9,300	18,600		304,947
	02/04/2015							7,900	217,240
L.A. Delano	02/04/2015	59,000	118,000	177,000					N/A
	02/04/2015				1,300	2,600	5,200		85,254
	02/04/2015							2,200	60,497
K.S. Walters	02/04/2015	62,500	125,000	187,500					N/A
	02/04/2015				1,400	2,800	5,600		91,812
	02/04/2015							2,400	65,997
R.F. Gatz	02/04/2015	52,500	105,000	157,500					N/A
	02/04/2015				1,150	2,300	4,600		75,417
	02/04/2015							2,000	54,997
B.A. Mertens	02/04/2015	42,000	84,000	126,000					N/A
	02/04/2015				850	1,700	3,400		55,743
	02/04/2015							1,900	52,248

(1)
Represents cash award opportunities under our Executive Officer AIP. Actual AIP cash award payouts are presented in the Summary Compensation Table, column g.

(2)
Represents grants of performance-based restricted stock.

(3)
Represents grants of time-vested restricted stock.

(4)
In the case of performance-based restricted stock, represents the value of such awards at the grant date based upon the target level of performance, which is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. In the case of time-vested restricted stock, represents the value of such awards at the grant date discounted by a factor to approximate dividends which will not be paid during the vesting period.

Narrative Disclosure to Summary Compensation Table and Grants of Plan- Based Awards Table

  Annual Cash Incentives

        Grants of awards under our Executive Officer Annual Incentive Plan are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The value of the award is disclosed in the Summary Compensation Table in the year when the performance criteria under the plan are satisfied and the compensation earned. For example, the amount presented in the Summary Compensation Table for 2015 represents the grant of the award made in the beginning of 2015 to be paid in early 2016 based on performance with respect to short-term tactical goals set forth in individual AIPs during 2015. The actual amounts paid for the performance year 2015 are included in the Summary Compensation Table.

  Performance-Based Restricted Stock

        Grants of awards of performance-based restricted stock and the grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the grants are made. The performance-based restricted share awards underlying the Stock Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2013 Grant	2014 Grant	2015 Grant
B.P. Beecher	10,500	11,000	9,300
L.A. Delano	3,400	3,600	2,600
K.S. Walters	3,500	3,600	2,800
R. F. Gatz	3,300	3,100	2,300
B.A. Mertens	N/A	N/A	1,700

  Time-Vested Restricted Stock

        Grants of awards of time-vested restricted stock and the grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the grants are made. The time-vested restricted stock awards underlying the Stock Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2013 Grant	2014 Grant	2015 Grant
B.P. Beecher	8,600	9,200	7,900
L.A. Delano	2,800	3,000	2,200
K.S. Walters	2,900	3,000	2,400
R. F. Gatz	2,700	2,600	2,000
B.A. Mertens	N/A	N/A	1,900

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of December 31, 2015.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($) (j)
B.P. Beecher	0	0	0	N/A	N/A	25,700	721,399	30,800	864,556
L.A. Delano	0	0	0	N/A	N/A	8,000	224,560	9,600	269,472
K.S. Walters	0	0	0	N/A	N/A	8,300	232,981	9,900	277,893
R. F. Gatz	0	0	0	N/A	N/A	7,300	204,911	8,700	244,209
B.A. Mertens	0	0	0	N/A	N/A	5,000	140,350	5,400	151,578

(1)
Represents the number of shares attainable at fiscal year-end 2015 underlying the time-vested restricted stock granted in 2013, 2014 and 2015.

(2)
Represents the value, based on the stock price at December 31, 2015, of the time-vested restricted stock listed in column (g).

(3)
Represents the total number of shares attainable at the target level of performance for the 2013, 2014 and 2015 grants of performance-based restricted stock.

(4)
Represents the value, based on the stock price at December 31, 2015, of the performance-based restricted stock listed in column (i).

Option Exercises and Stock Vested

        The following table provides information with respect to the number and value of shares acquired during 2015 from vesting of performance-based stock awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting ($) (e)
B.P. Beecher	N/A	N/A	7,123	217,572
L.A. Delano	N/A	N/A	1,117	34,119
K.S. Walters	N/A	N/A	1,397	42,671
R. F. Gatz	N/A	N/A	1,117	34,119
B. A. Mertens	N/A	N/A	978	29,873

(1)
Represents the vesting of the following awards granted in 2012: performance-based restricted stock.

Pension Benefits

        We maintain The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") covering substantially all of our employees.

        The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. The Retirement Plan was modified in 2014 to include a cash balance formula option coupled with an enhanced 401(k) matching formula. Normal retirement under the Retirement Plan's traditional benefit formula option is at age 65, with early retirement at a reduced benefit level permitted under certain conditions. We maintain a Supplemental Executive Retirement Plan (DB-SERP) which covers the executive officers who participate in the traditional benefit formula option of the Pension Plan. As explained below, this supplemental plan is intended to provide benefits which, except for the applicable limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Pension Plan. The supplemental plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        In 2014, the Pension Plan was modified to allow current employees the option of electing a defined benefit cash formula coupled with an enhanced 401(K) matching formula. In addition, beginning in 2015, we established a supplemental Deferred Compensation Plan (DC-SERP) for the purpose of allowing executive officers who elect to participate in the qualifying cash balance option of the Retirement Plan to obtain retirement savings that are not available to them under the 401(k) plan due to the exclusion of incentive compensation from the 401(k) plan's definition of compensation, and the compensation limits imposed on the 401(k) plan by the aforementioned Section 401(a)(17). The Deferred Compensation Plan is intended to constitute a non-qualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Internal Revenue Code, and to qualify for various exemptions from the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") as an unfunded arrangement for the benefit of a select group of management or highly compensated employees.

        The following table sets forth, with respect to each Named Executive Officer, the actuarial present value at December 31, 2015 of accumulated benefits under the Retirement Plan and the DB-SERP (for Mr. Gatz, the cash balance formula option and DB/DC-SERP), the number of years of credited service and the payments made under such plans during 2015.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
B.P. Beecher	The Empire District Electric Company Employee's Retirement Plan	26.1	$679,943	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	26.1	$1,448,461	0
L.A. Delano	The Empire District Electric Company Employee's Retirement Plan	23.8	$895,214	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	23.8	$481,113	0
K.S. Walters	The Empire District Electric Company Employee's Retirement Plan	23.5	$677,579	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	23.5	$467,454	0
R.F. Gatz(2)	The Empire District Electric Company Employee's Retirement Plan (cash balance formula option)	14.8	$729,554	0
	The Empire District Electric Company Supplemental Executive Retirement Plan (DB/DC-SERP)	14.8	$287,457	0
B.A. Mertens	The Empire District Electric Company Employee's Retirement Plan	14.2	$189,801	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	14.2	$43,849	0

(1)
Value represents Actuarial Present Value of age 65 monthly benefit. Assumed discount rate of 4.4%, no pre-retirement mortality or decrements, no collar adjustment and post-retirement mortality tables for males and females (projected on a static basis) required by the Pension Protection Act of 2006 and published by the Internal Revenue Service for funding valuations in 2014. The Retirement Plan was amended in 2014 to allow participants the option of choosing a lump sum benefit or the traditional annuity benefit. Accordingly the Actuarial Present Value factors applied to each NEOs' age 65 monthly benefit under the qualified pension plan reflects a blending assuming 85% of participants elect a lump sum benefit and 15% elect an annuity benefit. The Actuarial Present Value factors applicable to the DB-SERP are not blended as DB-SERP benefits are only available as an annuity.

(2)
Mr. Gatz, who reached the normal retirement age of 65 during 2015, participates in the cash balance formula option of the Retirement Plan. As such, the Actuarial Present Value of his accumulated benefit is equal to his estimated Retirement Plan and Supplemental Executive Retirement Plan cash balances at 12/31/2015.

        Normal retirement under the Retirement Plan's traditional benefit formula option is age 65, or, for individuals hired after December 31, 1996 and within 5 years of their 65th birthday, normal retirement will be the 5th anniversary of their hire date. Retirement benefits under the traditional benefit formula are calculated based on credited service, average annual earnings, and Social Security covered compensation. The formula used to determine normal retirement benefits is as follows:

  •
  1.2625% of average annual earnings up to Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings in excess of Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings times years of credited service in excess of 35 years up to a maximum of 5 additional years of covered service.

        Earnings include base salary, cash incentive amounts, the value of performance-based restricted stock and time-vested restricted stock on the award date, and dividend equivalents. The 2015 calculation of pension benefits was impacted by the triggering in 2012 of a limitation on incentive compensation as a result of a temporary dividend suspension in 2011. This reduced the level of pension-eligible incentive compensation that was considered in the benefit calculation. Average annual earnings is the average of annual earnings over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. Early retirement is available at age 55 with 5 years of eligibility service. The benefit is calculated in the same manner as the normal retirement benefit before applying early retirement reduction factors which reduce the normal retirement benefit by a certain percentage. For instance, the normal retirement benefit is reduced by 25% if an employee elects to retire at age 55. If an employee terminates employment after completing five years of vesting service (a plan year after age 18 in which the employee completes 1,000 hours of service), such employee is entitled to a benefit beginning at age 65. The benefit is calculated in the same manner as the normal retirement benefit. Forms of benefits include lump sum, life only annuity, and 25%, 33 1/3%, 50%, 66 2/3%, or 75% joint and survivor ("J&S") benefits. Election of the J&S benefit (only available to married participants) has the effect of reducing the employee's benefit. The reduction is dependent on the employee's age, the spouse's age, and the J&S benefit percentage elected.

        Normal retirement under the Retirement Plan's cash balance formula option is identical to the Plan's traditional benefit option. Retirement benefits under the cash balance formula are based on pay credits equal to a percentage of earnings and interest credits at a current effective rate of 5%. Pay credits increase over time (based on participant age plus years of credited service) from 3% for participants under the age of 40 to 7% for participants age 70 or greater. The opening account balance for participants who elected during 2014 to move from the traditional benefit formula to the cash balance benefit formula was established as the actuarially equivalent lump-sum value of their traditional formula benefit. Pay and interest credits are applied to participant account balances at the end of each calendar year. Under the cash balance formula, participants who have 3 or more years of vesting service at the time their employment with the Company ends are entitled to receive the benefits they have accrued through their termination date. Forms of benefit include lump sum, life only annuity, and 25%, 50% or 75% J&S benefits. As with the traditional benefit formula, election of the J&S benefit has the effect of reducing the employee's benefit.

        Executive officers whose accrued benefit under the Retirement Plan is reduced by the limits set forth in Section 401 or Section 415 of the Internal Revenue Code become participants in the DB-SERP (or, after January 1, 2015, the DC-SERP, based upon their election to participate in the traditional benefit formula or cash balance formula option). Generally, benefits payable under the DB-SERP equal the difference between the benefit calculated under the Retirement Plan without regard to Internal Revenue Code limitations, and the benefit calculated under the Retirement Plan as limited by the Internal Revenue Code. Actuarial equivalencies are determined in accordance with the actuarial assumptions set forth in the Retirement Plan.

        Ms. Delano is eligible for early retirement under the terms of the Retirement Plan and the DB-SERP. The present value of Ms. Delano's approximate early retirement benefit under the Retirement Plan and DB SERP, assuming retirement at December 31, 2015, is $1,108,787 and $595,894, respectively.

Potential Payments upon Termination and Change in Control

        The Board of Directors adopted a Change In Control Severance Pay Plan ("Severance Plan") in 1991, amended most recently in 2008, that covers our executive officers as well as our other key employees who are not executive officers. The Severance Plan provides severance payments and other benefits upon involuntary or voluntary termination of employment after a Change In Control.

Change In Control

        A Change In Control will be deemed to have occurred if:

  1.
  A merger or consolidation of Empire with any other corporation is consummated, including the consummation of the pending acquisition of Empire by Liberty Utilities (Central) Co. (see "Compensation Discussion and Analysis" "—Change In Control" above), other than a merger or consolidation which would result in our voting securities held by such stockholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into voting securities of the surviving entity) more than 75% of the voting securities of Empire or such surviving entity outstanding immediately after such merger or consolidation;

  2.
  A sale, exchange or other disposition of all or substantially all the assets of Empire for the securities of another entity, cash or other property is consummated;

  3.
  Empire stockholders approve a plan of liquidation or dissolution of Empire;

  4.
  Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Empire or other than a corporation owned directly or indirectly by the stockholders of Empire in substantially the same proportions as their ownership of voting securities of Empire, is or becomes the beneficial owner, directly or indirectly, of voting securities of Empire representing at least 25% of the total voting power represented by such securities then outstanding; or

  5.
  Individuals who on January 1, 2001 constituted the Empire Board of Directors and any new director whose election by the Empire Board of Directors or nomination for election by Empire's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2001 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Involuntary Termination

        An involuntary termination is deemed to occur if (1) the employment of the executive officer or key employee is terminated within two years after a Change In Control other than for certain reasons (such as specified acts of willful misconduct, felony convictions or failure to perform duties) or (2) the executive officer or key employee terminates the employment within two years after a Change In Control and within 180 days after a material reduction or material change in responsibilities or authority, reassignment to another geographic location, or a reduction in base salary or incentive compensation or other benefits. Should an involuntary termination occur, an executive officer would be eligible under the Severance Plan for a payment equal to 36 months of compensation. This compensation is based on the executive officer's annual base salary in effect immediately prior to the date of termination plus the average of annual awards of incentive compensation made to the executive in the form of cash or restricted stock in the three calendar years immediately preceding the calendar year of the involuntary termination. Payments pursuant to an involuntary termination of employment are made in the form of a lump sum within 30 days following termination.

Voluntary Termination

        A voluntary termination is deemed to occur if the executive officer or key employee elects to terminate his or her employment between the first anniversary date of a Change In Control and the date that is 18 months after the Change In Control. In the case of a voluntary termination, the executive officer or key employee would be eligible for the same compensation as if it were an involuntary termination, with payment made in the form of a lump sum within 30 days following termination. In the event such executive officer or key employee becomes re-employed, including certain forms of self-employment, within the 36 month period following a voluntary termination, the executive officer or key employee is required to repay a pro-rata portion of the lump sum received under the Severance Plan to the Company.

        Estimated lump-sum severance payments and other benefits payable to named executive officers in the event of a Change In Control based on involuntary termination are as follows:

Name	Cash Severance Benefit ($)	Retirement and SERP Enhancement ($)	Accelerated Vesting of Outstanding Equity Grants ($)(1)	Benefits Continuation ($)	Gross-Up Required to Negate Excise Tax ($)	Total Change in Control Benefit ($)
B.P. Beecher	3,248,283	2,076,282	1,329,104	51,557	3,539,714	10,244,940
L.A. Delano	1,471,120	1,492,531	417,650	14,297	1,885,384	5,280,982
K.S. Walters	1,572,109	673,004	430,482	26,717	1,368,198	4,070,510
R.F. Gatz	1,325,040	354,586	380,845	14,297	1,009,110	3,083,878
B.A. Mertens	1,092,983	297,068	287,380	51,557	903,456	2,632,444

(1)
Amount does not give effect to the February 2016 amendment to the outstanding performance-based restricted stock awards, conditioned upon consummation of the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp., described above in "Compensation Discussion and Analysis—Performance-Based Restricted Stock Awards".

        The amounts in the above table assume that the Change In Control and the involuntary termination occurred on December 31, 2015, and the price of our common stock was the closing market price on December 31, 2015. In addition, pursuant to the terms of the Severance Plan described above, "Cash Severance Benefits" are calculated using such executive officer's 2015 annual base salary plus the average of annual awards of incentive compensation made to such executive officer in the form of cash or restricted stock during 2012, 2013 and 2014. Any actual severance benefits would be calculated as of the date of voluntary or involuntary termination. In order to receive Change in Control benefit payments outlined above, an executive officer is not required to satisfy any additional condition or obligation.

        Executive officers or key employees are eligible for continuation (under similar cost sharing arrangements as immediately prior to a Change In Control) of benefits and service credit for benefits they would have received had they remained an employee of Empire (in the case of involuntary termination of an executive officer, a period of 36 months or, in the case of a voluntary termination, for the period during which the executive officer is entitled to receive the other severance benefits). Benefits include medical, life and accidental death and dismemberment insurance. Executive officers or key employees accumulate additional age and service credits as a result of a Change In Control equal to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer). Such executive officers or key employees are eligible to receive an enhanced retirement benefit equal to the difference between the retirement benefit they would receive (including Retirement Plan and SERP benefits) had they not received additional age and service credits and the retirement benefit they would receive when such additional age and service credits are included.

        Executive officers are also entitled to a pro-rata portion of restricted shares of Company common stock granted under the Stock Incentive Plan. The total of such shares is based on the assumption of achievement of target performance goals, if applicable, and is prorated based upon the portion of the performance or restriction period completed at the time of a Change In Control. If any payments to qualifying individuals are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, such qualifying individual(s) will receive an additional gross-up amount designed to place them in the same after-tax position as if the excise tax had not been imposed.

Director Compensation

        Our non-employee Directors received the following aggregate amounts of compensation during the year ended December 31, 2015.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(2) (g)	Total ($) (h)
K.R. Allen	73,667	70,000	0	0	0	19,839	163,506
W.L. Gipson(3)	32,500	70,000	0	0	0	4,102	106,602
R.C. Hartley	67,500	70,000	0	0	0	35,537	173,037
D.R. Laney	172,500	70,000	0	0	0	13,721	256,221
B.C. Lind	72,500	70,000	0	0	0	19,384	161,884
B.T. Mueller	72,333	70,000	0	0	0	33,017	175,350
T.M. Ohlmacher	72,500	70,000	0	0	0	12,816	155,316
P.R. Portney	67,500	70,000	0	0	0	8,296	145,796
H.J. Schmidt	70,000	70,000	0	0	0	8,296	148,296
C.J. Sullivan(4)	70,000	70,000	0	0	0	8,678	148,678

(1)
Represents the annual award accrued to each Director under the Stock Unit Plan for Directors.

(2)
Represents dividends paid on accrued stock units earned under the Stock Unit Plan for Directors and interest on fees accumulated quarterly for Mr. Sullivan.

(3)
Mr. Gipson retired from the Board of Directors effective July 1, 2015.

(4)
Mr. Sullivan has elected to receive 100% of his Director compensation in Empire common stock. The entire amount of $70,000 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $381.96 in interest in 2015 which is included in column (g).

        An analysis of the fees and retainers earned by the non-employee Directors in 2015 is provided in the following table:

Name (a)	Annual Retainer ($)(b)	Chairman and Committee Chair Fees ($) (c)	Director Training Fees ($) (d)	Annual Award of Stock Units ($) (e)	All Other Compensation ($) (f)	Total ($) (g)
K.R. Allen	65,000	8,667	0	70,000	19,839	163,506
W.L. Gipson(1)	32,500	0	0	70,000	4,102	106,602
R.C. Hartley	65,000	7,500	0	70,000	35,537	173,037
D.R. Laney	65,000	107,500	0	70,000	13,721	256,221
B.C. Lind	65,000	7,500	0	70,000	19,384	161,884
B.T. Mueller	65,000	3,333	4,000	70,000	33,017	175,350
T.M. Ohlmacher	65,000	7,500	0	70,000	12,816	155,316
P.R. Portney	65,000	2,500	0	70,000	8,296	145,796
H.J. Schmidt	65,000	5,000	0	70,000	8,296	148,296
C.J. Sullivan	65,000	5,000	0	70,000	8,678	148,678

(1)
Mr. Gipson retired from the Board of Directors effective July 1, 2015.

Narrative to Director Compensation Table

        For 2015, each Director who was not an officer or full-time employee of Empire was paid a monthly retainer for his or her services as a Director at a rate of $65,000 per annum. The Chairman of each Committee received an additional annual retainer of $7,500 ($10,000 for the Chairman of the Audit Committee). The Chairman of the Board received an additional annual retainer of $100,000. One-twelfth of the annual retainers for the Directors, the Committee Chairman, and the Chairman of the Board are paid each month that the Director serves in that position. In addition, each non-employee Director is paid a $1,000 per day fee in the event an individual Committee or the Board meets more than 10 times per year and a $1,000 per day stipend for outside training.

        Our 2015 Stock Incentive Plan permits our Directors to receive shares of common stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

        In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for such non-employee Directors to provide them the opportunity to accumulate compensation in the form of common stock units. When implemented in 1998, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. All eligible Directors who had benefits under the prior cash retirement plan converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director, or on a date elected in advance by the Director with respect to awards made on or after January 1, 2006. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. Beginning in 2015, the Compensation Committee elected to increase the annual contribution rate to $70,000 from $55,000 in 2014. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend's record date. During 2015, 37,008 units were converted to common stock by retired and current Directors, 23,537 units were granted for services provided in 2015 (based on an annual contribution rate of $70,000), and 7,058 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in the form of additional stock units. In connection with the pending acquisition of Empire by Liberty Utilities (Central) Co., a subsidiary of Algonquin Power & Utilities Corp., we amended the Stock Unit Plan to provide that, effective upon and subject to the consummation of the acquisition, each stock unit outstanding immediately prior to the effective time of the acquisition will be converted into the right to receive in cash the merger consideration under the merger agreement, with interest at the prime rate from the effective time of the acquisition until the payment date under the Stock Unit Plan.

        In accordance with Empire's Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

5. TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        There were no reportable transactions pursuant to Item 404(a) of Regulation S-K with related persons during 2015.

Review, Approval or Ratification of Transactions with Related Persons

        Our Nominating/Corporate Governance Committee has adopted a written Policy and Procedures with Respect to Related Person Transactions (the "Policy"). The Policy is available on our website at www.empiredistrict.com. The Policy provides that any proposed Related Person Transaction be submitted to the Nominating/Corporate Governance Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to us; the impact on a Director's independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of Empire and its stockholders, as the Committee determines in good faith.

        For purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Empire (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        For purposes of the Policy, a "Related Person" means:

  1.
  any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer or a nominee to become a Director of Empire;

  2.
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and

  3.
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner.

        The policy specifically provides that transactions involving the rendering of services by us (in our capacity as a public utility) to a Related Person at rates or charges fixed in conformity with law or governmental authority will not be considered Related Person Transactions.

6. OTHER MATTERS

Audit Committee Report

        The Audit Committee reviews Empire's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2015 Annual Report on Form 10-K with Empire's management and the Independent Registered Public Accounting Firm ("Independent Auditors"). Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The Independent Auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Empire maintained effective internal control over financial reporting.

        The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors' communications with the Audit Committee concerning independence, and has discussed with the Independent Auditors, the auditor's independence. The Audit Committee has considered whether the services provided by the Independent Auditors in 2015, described in this proxy statement, are compatible with maintaining the auditor's independence and has concluded that the auditor's independence has not been impaired by its engagement to perform these services.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Empire's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Kenneth R. Allen, Chairman
B. Thomas Mueller
Ross C. Hartley
Bonnie C. Lind

Fees Billed by Our Independent Registered Public Accounting Firm During Each of the Fiscal Years Ended December 31, 2015 and December 31, 2014

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

        The aggregate fees billed by our Independent Auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with certain of our debt offerings, totaled $778,750 for the year ended December 31, 2015, as compared to $791,000 for the year ended December 31, 2014.

Audit-Related Fees

        The aggregate fees billed by our Independent Auditors for audit-related services during the years ended December 31, 2015 and 2014 totaled $7,000 and $17,000, respectively, related to services provided by PwC in connection with accounting consultations in 2015 and 2014.

Tax Fees

        There were no fees billed by our Independent Auditors for tax services during each of the years ended December 31, 2015 and 2014.

All Other Fees

        No other fees were billed by our Independent Auditors during the years ended December 31, 2015 and 2014.

Audit Committee Pre-Approval Policies and Procedures

        All auditing services and non-audit services provided to us by our Independent Auditors must be pre-approved by the Audit Committee (other than the de minimis exceptions provided by the Exchange Act). All of the Audit, Audit-Related, Tax Fees and All Other Fees shown above for 2015 and 2014 satisfied these Audit Committee procedures.

Communications with the Board of Directors

        The Board of Directors provides a process for interested parties (including security holders) to send communications to the Board, including those communications intended for non-management or independent Directors. These procedures may be found on our website at www.empiredistrict.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all our executive officers and Directors complied with applicable Section 16(a) filing requirements.

Other Business

        At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

7. STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

        The 2017 Annual Meeting is tentatively scheduled to be held on April 27, 2017. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2017 Annual Meeting, must be received at Empire's principal office not later than November 16, 2016. If the date of the 2017 Annual Meeting is changed by more than 30 days from April 27, 2017, stockholders will be advised of such change and of the new date for submission of proposals. If a stockholder intends to submit a proposal that is not to be included in our proxy materials for the 2017 Annual Meeting, the stockholder must give us notice of not less than 35 days and no more than 50 days before the date of the 2017 Annual Meeting in accordance with the requirements set forth in our Articles of Incorporation.

8. HOUSEHOLDING

        Pursuant to the SEC rules regarding delivery of proxy statements, annual reports or Notice of Internet availability of proxy materials to stockholders sharing the same address, we may deliver a single proxy statement, annual report or Notice of Internet availability of proxy materials to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement, annual report or Notice of Internet availability of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet availability of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement, annual report or Notice of Internet availability of proxy materials, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

9. ELECTRONIC PROXY VOTING

        Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S. or Canada; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

10. INTERNET AVAILABILITY OF PROXY MATERIALS

        This year, we are once again pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet. They may also request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.

        The proxy statement and 2015 Annual Report are available online at www.proxyvote.com/ede.    Please have the 16-digit control number available in order to vote your proxy. The 11-digit control number is located in the box in the upper right hand corner on the front of the proxy card and the Important Notice Regarding the Availability of Proxy Materials.

11. DIRECTIONS TO THE ANNUAL MEETING

        Directions to the Annual Meeting being held at the Joplin Convention Center, 3535 Hammons Blvd., Joplin, Missouri, are as follows:

  To Joplin from the West: Take I-44 East to Exit 8. Turn left onto I- 49 BUS N/S Range Line Road for about 0.4 miles. Turn right onto Hammons Boulevard. The Joplin Convention Center will be on the right.

  To Joplin from the North: From MO-171, turn South onto S. Madison Street. Travel 1.2 miles. Continue on Range Line Road for 5 miles. Turn left onto Hammons Boulevard, just before the I-44 intersection. The Joplin Convention Center will be on the right.

  To Joplin from the East: Take I-44 West to Exit 8. Make right onto I- 49 BUS N/S Range Line Road and turn right onto Hammons Boulevard. The Joplin Convention Center will be on the right.

Dated: March 18, 2016

        It is important that proxies be returned promptly. Therefore, stockholders are urged to either vote the proxy through the Internet or by telephone or sign, date and return the proxy in the envelope provided, to which no postage need be affixed if mailed in the united states. A stockholder who plans to attend the meeting in person may withdraw the proxy and vote at the meeting.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 28, 2016. THE EMPIRE DISTRICT ELECTRIC COMPANY You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. THE EMPIRE DISTRICT ELECTRIC COMPANY ATTN: D. W. HARRINGTON 602 S. JOPLIN AVENUE JOPLIN, MO 64801 proxy materials and voting instructions. E03044-P72473 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 1, 2016 Date: April 28, 2016Time: 10:30 AM CDT Location: Joplin Convention Center 3535 Hammons Blvd. Joplin, Missouri

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) XXXX XXXX XXXX XXXX (located on the following page) in the subject line. VIEW MATERIALS & VOTE  SCAN TO How To Vote Please Choose One of the Following Voting Methods in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E03045-P72473 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: COMBINED DOCUMENTNOTICE AND PROXY STATEMENT How to View Online: and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) Ross C. Hartley Herbert J. Schmidt C. James Sullivan The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. E03046-P72473 Voting Items

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VIEW MATERIALS & VOTE w SCAN TO THE EMPIRE DISTRICT ELECTRIC COMPANY ATTN: D. W. HARRINGTON 602 S. JOPLIN AVENUE JOPLIN, MO 64801 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E03032-P72473 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE EMPIRE DISTRICT ELECTRIC COMPANY The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Ross C. Hartley Herbert J. Schmidt C. James Sullivan For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2016. 3. To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document and Notice and Proxy Statement are available at www.proxyvote.com. E03033-P72473 THE EMPIRE DISTRICT ELECTRIC COMPANY Annual Meeting of Stockholders April 28, 2016 10:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Bradley P. Beecher, Laurie A. Delano and Dale W. Harrington, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE EMPIRE DISTRICT ELECTRIC COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, CDT on April 28, 2016, at the Joplin Convention Center, 3535 Hammons Blvd., Joplin, Missouri, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side